UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2022

SHF Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-40524	86-2409612
(Commission File Number)	(IRS Employer Identification No.)

5269 W. 62nd Avenue,

Arvada, Colorado 80003

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 431-3435

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.0001 par value per share	SHFS	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	SHFSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As publicly announced on October 21, 2022, the Board of Directors of SHF Holdings, Inc. (the “Company”) on October 20, 2022 appointed Mr. James H. Dennedy as the Company’s Chief Financial Officer, effective October 24, 2022.

Mr. Dennedy, age 57, most recently served in various positions for urban-gro, Inc. a Nasdaq-listed engineering design and services company focused on the commercial horticulture market, including as President and Chief Operating Officer from February 2021 to August 2022, and a board member from August 2018 to August 2022. Prior to that, from April 2018 to August 2019, he served as Chief Financial Officer of Interurban Capital Group, a privately held provider of site development, lease management, branding, licensing and other consulting services, acquired in March 2020 by Harvest Health & Recreation Inc.; from January 2017 to April 2018, he operated as an entrepreneur and private investor; from May 2011 to January 2017 served as President, Chief Executive Officer, and a board member of Nasdaq-listed hospitality software company Agilysys Inc.; and from April 2008 to May 2011 served as Chief Investment Officer of Arcadia Capital Advisors, a privately held capital management company. Mr. Dennedy earned his B.S. from the United States Air Force Academy, an MBA from The Ohio State University, and an M.A. in Economics from the University of Colorado, Boulder, Colorado.

In connection with the Board’s appointment of Mr. Dennedy as the Company’s Chief Financial Officer, Mr. Dennedy will receive a base salary of $285,000 per year and other benefits comparable to those provided to the Company’s other senior management. Additionally, Mr. Dennedy was granted stock options to purchase 350,000 shares of the Company’s Class A common stock at $2.58 per share, which was the closing price of the Class A common stock on October 20, 2022. The options will vest 1/3 upon commencement of employment, 1/3 on the one-year anniversary date of employment, and 1/3 on the two-year anniversary date of employment.

Item 7.01.	Regulation FD Disclosure.

On October 21, 2022, the Company issued a press release announcing the appointment of Mr. Dennedy as the Company’s Chief Financial Officer. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The foregoing (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 21, 2022

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHF HOLDINGS, INC.

Date: October 24, 2022	By:	/s/ Sundie Seefried
Sundie Seefried
Chief Executive Officer